Exhibit 10.5

CONSENT AND WAIVER AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT, dated as of July 30, 2014 (this “Agreement”), is entered into by and among Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”), US VC Partners, L.P., a Delaware limited partnership (“USVC”), and JFC Technologies, LLC, a Delaware limited liability company (“JFC”).

RECITALS

WHEREAS, USVC purchased shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company and acquired warrants to purchase shares of Series A Preferred Stock (the “Series A Warrants”) and warrants to purchase shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Company (the “Common Stock Warrants”) in each case pursuant to the terms of a Securities Purchase Agreement, dated as of November 19, 2013 (the “Series A Purchase Agreement”), by and between the Company and USVC and a Series A Certificate of Designation filed on November 18, 2013 (the “Series A Certificate of Designation”);

WHEREAS, in connection with the Series A Purchase Agreement, USVC and the Company entered into a Registration Rights Agreement dated as of November 19, 2013 (the “Series A RRA”);

WHEREAS, JFC has entered into an Amended and Restated Promissory Note with the Company on November 19, 2013 (the “JFC Note”) which provides JFC with the right to acquire a number of Series A Warrants and Common Stock Warrants upon the conversion of a portion of the JFC Note into shares of Series A Preferred Stock;

WHEREAS, the Company proposes to sell an aggregate of $2,000,000 principal amount of two new series of preferred stock, designated as Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), to Cova Small Cap Holdings, LLC, Michael G. Barry and Bayonet Capital Fund I, LLC (the “Series B/C Investors”), and, in connection therewith, to amend certain terms and provisions of the Series A Preferred Stock and the JFC Note (such transaction is referred to herein as the “Series B/C Offering”);

WHEREAS, as of the date hereof USVC is the sole holder of the Series A Preferred Stock and, pursuant to the Series A Purchase Agreement and the terms of the Series A Preferred Stock, the Company is restricted from issuing new securities in certain instances without the consent of USVC, and USVC is entitled to be notified of the Series B/C Offering and to exercise its preemptive rights to purchase the securities offered thereby;

WHEREAS, pursuant to the Series A Preferred Stock, the Series A Warrants and the Existing Common Stock Warrants, USVC has certain anti-dilution adjustment rights in the event of certain issuances of securities by the Company, including in connection with the Series B/C Offering; and

WHEREAS, in consideration for obtaining the consents and waivers of USVC and JFC provided herein in order to facilitate the Series B/C Offering, the Company, USVC and JFC have agreed to amend certain provisions of the Series A Certificate of Designations and the JFC Note as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Consents and Waivers.

(a)          Consent to Offering. USVC hereby consents to: (i) the issuance of the Series B Preferred Stock and Series C Preferred Stock in accordance with, and the terms and conditions of, the Securities Purchase Agreement, dated as of July 30, 2014, by and among the Company and the Series B/C Investors substantially in the form attached as Exhibit A hereto, (ii) the terms and conditions of the Registration Rights Agreement, dated as of July 30, 2014, by and among the Company and the Series B/C Investors substantially in the form attached as Exhibit B hereto, and (iii) the terms and provisions of the Certificate of Designation of the Series B Preferred Stock substantially in the form attached as Exhibit C hereto, (iv) the terms and provisions of the Certificate of Designation of the Series C Preferred Stock substantially in the form attached as Exhibit D hereto, and (v) the First Amended and Restated Certificate of Designations of the Series A Preferred Stock substantially in the form attached as Exhibit E hereto (the “Restated Certificate of Designations”).

(b)          Waiver of Restrictions. USVC hereby waives all restrictions relating to the Series B/C Offering, including, without limitation, under the Series A Purchase Agreement, the Series A Certificate of Designation and the Series A RRA (including, without limitation, its rights under Section 6.3 of the Series A Certificate of Designation and under Section 9(b) of the Series A RRA).

(c)          Notification and Preemptive Rights. USVC hereby waives all of its notification and preemptive rights under Section 4.12 of the Series A Purchase Agreement to purchase Series B Preferred Stock and Series C Preferred Stock being offered by the Company in the Series B/C Offering.

(d)          Anti-Dilution Adjustments. USVC hereby waives any and all rights to anti-dilution adjustments resulting from the Series B/C Offering under the Series A Preferred Stock, the Series A Warrants and the Existing Common Stock Warrants. Without limiting the generality of the foregoing, USVC acknowledges and agrees that all issuances of Common Stock and/or Convertible Securities pursuant to the Series B/C Offering, including the issuance of the Series B Preferred Stock and the Series C Preferred Stock pursuant thereto and of any shares of Common Stock upon conversion of shares of Series B Preferred Stock issued pursuant thereto, shall be deemed to be “Excluded Issuances” for all purposes under the Series A Certificate of Designations and the Restated Certificate of Designations.

2.           Termination of Series A Warrants and the Existing Common Stock Warrants.

(a)          USVC hereby agrees that the Series A Warrants and the Common Stock Warrants issued to USVC pursuant to the Series A Purchase Agreement are hereby terminated in full and shall have no further force or effect. USVC hereby agrees to provide the Company with the original copies of the Series A Warrants and the Common Stock Warrants.

(b)          JFC hereby agrees to amend and restate the JFC Note to eliminate Section 3(e) and Section 3(f) from the JFC Note so as to terminate any right of JFC to receive Series A Warrants and Common Stock Warrants upon the conversion of any portion of the JFC Note.

3.           Future Transactions. Notwithstanding the foregoing provisions of Section 1 of this Agreement, the consents and waivers given pursuant to Section 1 of this Agreement apply only to the Series B/C Offering and do not limit or effect USVC’s rights with respect to any other transaction.

4.           Effectiveness. The consents and waivers given in Section 1 shall have no effect and shall be deemed null and void if the Company fails to timely comply with its obligations under Sections 5.

5.          Amendment and Restatement of Series A Certificate of Designations. The Series A Certificate of Designation shall be amended and restated as set forth in the Restated Certificate of Designations and the Company shall file the Restated Certificate of Designation with the Secretary of State of the State of Delaware no later than within one business day after the initial closing of the Series B/C Offering and shall provide written evidence thereof to USVC.

6.           Representations And Warranties.

(a)          The Company represents and warrants to USVC and JFC that this Agreement has been duly and validly authorized by the Company, this Agreement has been duly executed and delivered on behalf of the Company, and this Agreement is a valid and binding obligation of the Company.

(b)          The Company represents and warrants to USVC that the execution and delivery of this Agreement by the Company and the filing of the Certificates of Designations do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default or require the consent of any party under the Articles of Incorporation or By-laws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

(c)          Each of USVC and JFC represents and warrants to the Company that this Agreement has been duly and validly authorized by it, this Agreement has been duly executed and delivered on its behalf, and this Agreement is a valid and binding obligation of it.

7.           Confirmation of Agreements; Entire Agreement. Except as specifically consented to or waived in this Agreement, USVC and JFC will not be deemed to have consented to, waived or amended any other rights or provisions of any other agreement or document. Except as amended by this Agreement, the terms and provisions of the Series A Purchase Agreement and the documents executed in connection therewith (other than the Series A Warrants and the Existing Common Stock Warrants) remain in full force and effect.

8.           Miscellaneous.

(a)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(b)          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(c)          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(d)          Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by USVC or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given.

(e)          Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Zivi Nedivi
Name: Zivi Nedivi
Title: CEO

US VC PARTNERS, L.P.

By:	/s/ Andrew Intrater
Name: Andrew Intrater
Title: Chief Executive Officer

JFC TECHNOLOGIES, LLC

By:	/s/ James G. Schleck
Name: James G. Schleck
Title: Managing Member